SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 26, 2004

Date of report (Date of earliest event reported)

Security Capital Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7921	13-3003070
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of		Identification No.)
Incorporation)

Eight Greenwich Office Park, Third Floor, Greenwich, CT	06831
(Address of Principal Executive Offices)	(Zip Code)

203-625-0770

(Registrant’s telephone number, including area code)

________________________

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

On October 27, 2004, Security Capital Corporation (“Security Capital”) announced that, on October 26, 2004, it received a letter (the “MTN Offer Letter”) from MTN Capital Partners LLC (“MTN”) proposing that a corporation (the “Purchaser”) to be formed by MTN and its associated investors acquire all of the outstanding capital stock, including the Class A common stock, common stock and preferred stock, of Security Capital, at a price of $11.00 per share (the “MTN Transaction”), payable in cash at the closing of the MTN Transaction.  MTN’s conditions for completing the purchase include, among other things, (1) satisfactory completion of MTN’s due diligence review of Security Capital and its subsidiaries, (2) the agreement of the majority stockholder of Security Capital and its affiliates, including Brian D. Fitzgerald, to vote their Security Capital shares in favor of the MTN Transaction, (3) arrangements for committed financing to complete the MTN Transaction and (4) negotiation and execution of definitive documentation in a form acceptable to MTN which would include, but not be limited to, representations, warranties, covenants and indemnities that are usual and customary for a transaction of this type.  The MTN Offer Letter states that the Purchaser will provide equity capital for the MTN Transaction, as well as arrange appropriate financing which will consist of debt and equity capital.  The foregoing description of the MTN Offer Letter is qualified in its entirety by reference to the full text of the MTN Offer Letter, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Security Capital further announced that, also on October 26, 2004, and prior to the announcement of the receipt of the MTN Offer Letter, Security Capital received a letter (the “CMI Revised Offer Letter”) from Robert J. Bossart, on behalf of himself, Jonathan R. Wagner, Richard T. Kurth and certain other members of the senior management team of CompManagement, Inc. (collectively, the “CMI Management Team”), an indirect subsidiary of Security Capital, along with the CMI Management Team’s other equity partners, making a revised offer to acquire all of the outstanding capital stock of Security Capital at a price of $10.85 per share.  Such revised offer increases the price from the $10.50 per share offer previously made by the CMI Management Team and its other equity partners that was announced on September 10, 2004.  The foregoing description of the CMI Revised Offer Letter is qualified in its entirety by reference to the full text of the CMI Revised Offer Letter, which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

As announced on October 19, 2004, Security Capital also received, on October 18, 2004, a letter (the "Fitzgerald Revised Offer Letter") from Brian D. Fitzgerald, on behalf of himself, CP Acquisition, L.P. No. 1, Security Capital's majority stockholder, and certain of their respective affiliates, increasing their offer to acquire all of the outstanding shares of capital stock of Security Capital not owned by them to a price of $10.60 per share.

Security Capital announced that the Special Committee of the Board of Directors of Security Capital, in conjunction with its independent investment bank and independent legal counsel, will be considering the proposals contemplated by the MTN Offer Letter, the CMI Revised Offer Letter and the Fitzgerald Revised Offer Letter.  A copy of the press release is attached hereto as Exhibit 99.3 and incorporated herein by reference.

There is no assurance that definitive agreements between Security Capital and any other party will be executed, or, if executed, that any of the proposed transactions will be consummated.

Item 9.01.                                          Financial Statements and Exhibits.

                                                                                                (c) Exhibits.

99.1                                                                           Offer Letter, dated October 25, 2004, from MTN Capital Partners LLC to Security Capital Corporation.

99.2                                                                           Offer Letter, dated October 26, 2004, from Robert J. Bossart to Security Capital Corporation.

99.3                                                                           Press Release of Security Capital Corporation, dated October 27, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 27, 2004

SECURITY CAPITAL CORPORATION

By: /s/ Brian D. Fitzgerald

Name: Brian D. Fitzgerald

Title:   Chairman of the Board,

President and Chief

Executive Officer

INDEX TO EXHIBITS

Exhibit No.            Description

99.1                                                                           Offer Letter, dated October 25, 2004, from MTN Capital Partners LLC to Security Capital Corporation.

99.2                                                                           Offer Letter, dated October 26, 2004, from Robert J. Bossart to Security Capital Corporation.

99.3                                                                           Press Release of Security Capital Corporation, dated October 27, 2004.